UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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TGC Industries, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TGC INDUSTRIES, INC.

101 E. Park Blvd., Suite 955

Plano, Texas 75074

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held June 5, 2007

To Shareholders of
TGC INDUSTRIES, INC.:

The annual meeting of the shareholders of TGC Industries, Inc. (the “Company”) will be held at The American Stock Exchange, 86 Trinity Place, New York, New York 10006 on June 5, 2007, at 10:00 A.M. Eastern Standard Time, for the following purposes:

1.                                       To elect six (6) directors to serve until the next annual meeting of shareholders and until their respective successors shall be elected and qualified;

2.                                       To ratify the selection of Lane Gorman Trubitt, L.L.P. as Independent Registered Public Accounting Firm; and

3.                                       To transact such other business as may properly come before the meeting and any adjournment thereof.

Information regarding matters to be acted upon at this meeting is contained in the accompanying Proxy Statement.  Only shareholders of record at the close of business on April 9, 2007, are entitled to notice of and to vote at the meeting and any adjournment thereof.

All shareholders are cordially invited to attend the meeting.  Whether or not you plan to attend, please complete, sign, and return promptly the enclosed proxy in the accompanying addressed envelope for which postage is prepaid.  You may revoke the proxy at any time before the commencement of the meeting.

By Order of the Board of Directors:

Kenneth W. Uselton
Secretary

Plano, Texas
May 4, 2007

IMPORTANT

IT IS IMPORTANT THAT YOUR STOCK BE REPRESENTED AT THE MEETING REGARDLESS OF THE NUMBER OF SHARES YOU HOLD. PLEASE COMPLETE, SIGN, AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE, WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING.

TGC INDUSTRIES, INC.
101 E. Park Blvd., Suite 955
Plano, Texas 75074

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS — June 5, 2007

SOLICITATION OF PROXIES

This Proxy Statement is furnished to shareholders in connection with the solicitation of proxies by the Board of Directors of TGC Industries, Inc. (the “Company” or “TGC”) for the Annual Meeting of Shareholders to be held at The American Stock Exchange, 86 Trinity Place, New York, New York 10006 on June 5, 2007, at 10:00 A.M. Eastern Standard Time, and at any adjournment thereof, for the purpose of submitting to a vote of the shareholders the actions and proposals set forth in this Proxy Statement.  The Notice of Meeting, the form of Proxy, and this Proxy Statement are being mailed to the Company’s shareholders on or about May 4, 2007.

Although solicitation (the total expense of which will be borne by the Company) is to be made primarily through the mail, the Company’s officers and/or employees and those of its transfer agent may solicit proxies by telephone, telegram, or personal contact, but in such event no additional compensation will be paid by the Company for such solicitation.  Further, brokerage firms, fiduciaries, and others may be requested to forward solicitation material regarding the meeting to beneficial owners of the Company’s Common Stock, and in such event the Company will reimburse them for all reasonable out-of-pocket expenses so incurred.

A copy of the Annual Report to shareholders of the Company for its fiscal year ended December 31, 2006, is being mailed with this Proxy Statement to all such shareholders entitled to vote, but does not form any part of the information for solicitation of proxies.

RECORD DATE AND VOTING SECURITIES

The Board of Directors of the Company has fixed the close of business on April 9, 2007 (the “Record Date”) as the date for determination of shareholders entitled to notice of and to vote at the meeting.  As of the Record Date, there were 15,748,218 shares of the Company’s Common Stock outstanding.

The Company’s Restated Articles of Incorporation authorize 25,000,000 shares of Common Stock with a par value of $.01 per share.  In voting on all matters expected to come before the meeting, a shareholder will be entitled to one vote, in person or by proxy, for each share of Common Stock held in his or her name on the Record Date.  The Company’s Restated Articles of Incorporation prohibit cumulative voting.

ACTION TO BE TAKEN
AND VOTE REQUIRED

Action will be taken at the meeting to:  (1) elect six (6) members to the Board of Directors; (2) ratify the selection of Lane Gorman Trubitt, L.L.P. as independent auditors; and (3) transact such other business as may properly come before the meeting and any adjournment thereof.  The proxy will be voted in accordance with the directions specified thereon, and otherwise in accordance with the judgment of the persons designated as proxies.  Any proxy on which no directions are specified will be voted for the election of directors named herein, for the ratification of the independent auditors, and otherwise in accordance with the judgment of the persons designated as proxies.  Any person executing the enclosed proxy may nevertheless revoke it at any time prior to the actual voting thereof by filing with the Secretary of the Company either a written instrument expressly revoking it or a duly executed proxy bearing a later date.  Furthermore, such person may nevertheless elect to attend the meeting and vote in person, in which event the proxy will be revoked.

Shareholders elect the nominated directors by a plurality of the votes cast at the annual meeting.  This means that the shareholders will elect the six (6) persons receiving the highest number of “for” votes at the annual meeting.  The affirmative vote of the holders of a majority of the outstanding shares of the Company’s Common Stock will constitute approval of Proposal No. 2.  Abstentions will have the effect of a vote against Proposal No. 2, and broker non-votes will not be counted and so will not affect the outcome of the vote.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

Six (6) directors are to be elected at the Annual Meeting of Shareholders to comprise the entire membership of the Company’s Board of Directors.  Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees shown below for a term of one (1) year and until their successors are duly elected and qualified.  The Company’s Board of Directors is currently comprised of six (6) members.  The nominees for election were recommended to the Board of Directors by a majority of the independent directors of the Board.

Although it is not contemplated that any nominee will be unable to serve as a director, in such event the proxies will be voted by the holders thereof for such other person as may be designated by the current Board of Directors.  The management of the Company has no reason to believe that any of the nominees will be unable or unwilling to serve if elected to office, and to the knowledge of management the nominees intend to serve the entire term for which election is sought.  Up to two vacancies may be filled by the Board of Directors under Texas law during the time between any two successive annual shareholder meetings if suitable persons are designated.

Mr. Wayne A. Whitener, the Company’s President and Chief Executive Officer, is the only executive officer of the Company who is a nominee as set forth below.  There are no family relationships by blood, marriage, or adoption between any director, executive officer, or any person nominated or chosen by the Company to become an executive officer or a director.  The information set forth below with respect to each of the nominees has been furnished by each respective nominee.

Name, Age, and Business Experience	Positions with Company

Allen T. McInnes, 69
Director of the Company since 1993; Chairman of the Board from July 1993 to March 2004; Secretary of the Company from November 1997 to March 2004; Chief Executive Officer of the Company from August 1993 to March 1996; Executive Vice-President and Director of Tenneco, Inc. from 1960-1992; President and Chief Executive Officer of Tetra Technologies, Inc. from April 1996 to September 2001; Director of Tetra Technologies, a chemical manufacturer, from 1996 to present; Dean of the Rawls College of Business at Texas Tech University from August 2001 to present; Director of Alamosa PCS, a wireless communication company (an affiliate of Sprint), from February 2003 to February 2006.

None

Wayne A. Whitener, 55
Director of the Company since 1984; Chief Executive Officer of the Company since January 1999; Chief Operating Officer of the Company from July 1986 to December 1998; President of the Company’s Geophysical Division since 1984; Vice President of the Company from 1983 to 1984.

Chief Executive Officer and President

William J. Barrett, 67
Director of the Company since 1980; Secretary of the Company from 1986 to November 1997; President of Barrett-Gardner Associates, Inc., an investment banking firm, since November 2002; Senior Vice President of Janney Montgomery Scott LLC, an investment banking firm, from 1978 to 2002; Director, Executive Vice President and Secretary of Supreme Industries, Inc., a manufacturer of specialized truck bodies and shuttle buses, since 1979; Chairman of the Board of Rumson-Fair Haven Bank and Trust, a New Jersey state independent, commercial bank and trust company, since 2000; Director of MassMutual Corporate Investors, a close-end investment company, since July of 2006; and a Director of MassMutual Participation Investors, a close-end investment company, since July of 2006.

None

Herbert M. Gardner, 67
Director of the Company since 1980; Executive Vice President of Barrett-Gardner Associates, Inc., an investment banking firm, since November 2002; Senior Vice President of Janney Montgomery Scott LLC, an investment banking firm, from 1978 to 2002; Chairman of the Board of Supreme Industries, Inc., a manufacturer of specialized truck bodies and shuttle buses, since 1979; Director of Nu-Horizons Electronics Corp., an electronics component distributor, since 1984; Director of Co-Active Marketing Group, Inc., a marketing and sales promotion company, since 1997; Director of Rumson-Fair Haven Bank and Trust Company, a New Jersey state independent, commercial bank and trust company, since 2000.

None

Edward L. Flynn, 72
Director of the Company since 1999; Owner of Flynn Meyer Company, a management company for the restaurant industry, since 1976; Director and Treasurer of Citri-Lite Co., a soft drink company, since 1994.

None

William C. Hurtt, Jr., 62
Director of the Company since 2003; Director of Supreme Industries, Inc., a manufacturer of specialized truck bodies and shuttle buses, since 2006; Managing Partner of Canterbury Partners, a family investment partnership, since 2001; Managing Partner of Oakwood Partners, LLP, a real estate partnership, since 2004; Manager of Blue Lake Properties, LLC, Tuscaloosa, AL, a real estate company, November 1998 to January 2006.

None

The Company’s Board of Directors recommends that you vote FOR all of the nominees listed above.

EXECUTIVE OFFICERS

Name, Age, and Business Experience	Positions with Company

Wayne A. Whitener, 55
Director of the Company since 1984; Chief Executive Officer of the Company since January 1999; Chief Operating Officer of the Company from July 1986 to December 1998; President of the Company’s Geophysical Division since 1984; Vice President of the Company from 1983 to 1984.

Chief Executive Officer and President

Daniel G. Winn, 56
Vice President of the Company since June 2004; Operations Manager of the Company from August 1997 to June 2004; Operations Supervisor of the Company from January 1990 to August 1997; Operations Supervisor for Halliburton Geophysical from January 1988 to January 1990.

Vice President

Kenneth W. Uselton, 64
Treasurer and Chief Financial Officer of the Company since November 1995; Secretary of the Company since March 2004; served as Vice President and CFO of Texstar, Inc., a plastics manufacturer from May 1990 to August 1995.

Secretary and Treasurer

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following tabulation sets forth the names of those persons who are known to the Company to be the beneficial owner(s) as of April 9, 2007, of more than five percent (5%) of the Company’s Common Stock.  Such tabulation also sets forth the number of shares of the Company’s Common Stock beneficially owned as of April 9, 2007, by all of the Company’s directors, executive officers, and nominees for director (naming them), and all directors and executive officers of the Company as a group (without naming them).  Persons having direct beneficial ownership of the Company’s Common Stock possess the sole voting and dispositive power in regard to such stock.  As of April 9, 2007, there were 15,748,218 shares of Common Stock outstanding.

The following tabulation also includes Common Stock covered by (i) options granted under the Company’s 1999 Stock Option Plan, which options are collectively referred to as “Stock Options,” (ii) stock purchase warrants, which warrants are collectively referred to as “Stock Purchase Warrants,” and (iii) restricted shares issued under the Company’s 2006 Stock Awards Plan, which shares are collectively referred to as “Restricted Stock.” The Stock Options and Stock Purchase Warrants have no voting or dividend rights.  The Restricted Stock has voting and dividend rights.  However, recipients of Restricted Stock do not and will not possess dispositive power over such stock until the recipient has fulfilled the service requirements and the restrictions have been removed from such stock.

Name & Address Of Beneficial Owner	Title of Class	Amount & Nature of Beneficial Ownership		Approximate % of Class (1)
Wayne A. Whitener TGC Industries, Inc. 101 E. Park Blvd., Ste 955 Plano, Texas 75074	Common	106,104	(2)(7)	*

William J. Barrett 19 Point Milou St. Barthelemy, FWI	Common	1,613,408	(2)(4)	10.24%

Herbert M. Gardner 636 River Road Fair Haven, NJ 07704	Common	575,285	(2)(3)	3.65%

Allen T. McInnes 4532 7th Street Lubbock, TX 79416	Common	834,991	(2)	5.30%

Edward L. Flynn 75-11 Myrtle Avenue Glendale, New York 11385	Common	1,203,511	(2)(5)	7.64%

William C. Hurtt, Jr. 188 East Bergen Place Ste 205 Red Bank, NJ 07701	Common	762,935	(2)(6)	4.84%

Kenneth W. Uselton TGC Industries, Inc. 101 E. Park Blvd., Ste 955 Plano, TX 75074	Common	26,736	(2)(7)	*

Daniel G. Winn TGC Industries, Inc. 101 E. Park Blvd., Ste 955 Plano, TX 75074	Common	31,755	(2)(7)	*

Royce & Associates, LLC 1414 Avenue of the Americas New York, NY 10019	Common	806,510	(8)	5.12%

OTR — Nominee Name for The State Teachers Retirement Board of Ohio 275 East Broad Street Columbus, OH 43215	Common	900,000	(9)	5.71%

Systematic Financial Management, L.P. 300 Frank W. Burr Blvd. Glenpointe East, 7th Floor Teaneck, NJ 07666	Common	1,061,265	(10)	6.74%

All directors and officers as a group of eight (8) persons	Common	5,154,725	(2)(3)(4)(5)(6)(7)	32.61%

 * Less than 1%

(1)           The percentage calculations have been made in accordance with Rule 13d-3(d)(1) promulgated under the Securities Exchange Act of 1934.  In making these calculations, shares of Common Stock beneficially owned by a person as a result of the ownership of certain options and warrants were deemed to be currently outstanding solely with respect to the holders of such options and warrants.

(2)           Includes the number of shares of Common Stock set forth opposite the person’s name in the following table, which shares are deemed to be beneficially owned for purposes hereof as a result of the ownership of Stock Options and Stock Purchase Warrants.

	Stock Options	Warrants
Wayne A. Whitener	17,500	-0-
William J. Barrett	1,465	5,460	(4)
Herbert M. Gardner	1,465	1,820	(3)
Allen T. McInnes	1,465	5,460
Edward L. Flynn	1,465	5,460
William C. Hurtt, Jr.	-0-	5,460
Kenneth W. Uselton	8,050	-0-
Daniel G. Winn	1,750	-0-

All directors and officers as a group	33,160	23,660

The number of shares set forth above for each of Messrs. Barrett, Flynn, McInnes and Hurtt includes 5,460 shares each issuable upon exercise (at $.95 per whole share) of warrants issued in 2004. In addition, the number of shares set forth above for Mr. Gardner includes 1,820 shares issuable upon exercise (at $.95 per whole share) of warrants issued in 2004.

(3)           Includes 60,040 shares of Common Stock owned by Herbert M. Gardner’s wife.  In addition, includes 1,820 shares issuable upon exercise (at $.95 per whole share) of warrants issued in 2004 owned by Mr. Gardner’s wife.  Mr. Gardner has disclaimed beneficial ownership of these shares.

(4)           Includes 132,467 shares of Common Stock owned by William J. Barrett’s wife. In addition, includes 5,460 shares issuable upon exercise (at $.95 per whole share) of warrants issued in 2004 owned by Mr. Barrett’s wife.  Mr. Barrett has disclaimed beneficial ownership of these shares.

(5)           Includes 221,881 shares of Common Stock owned by Edward L. Flynn’s wife.  Mr. Flynn has disclaimed beneficial ownership of these shares.

(6)           Includes 11,340 shares of Common Stock owned by William C. Hurtt’s wife.  Mr. Hurtt has disclaimed beneficial ownership of these shares.

(7)           Includes 30,000, 9,000 and 11,000, shares of Restricted Stock for Messrs. Whitener, Uselton and Winn, respectively.  Restrictions on one-third (1/3) of these shares of Restricted Stock will be removed annually beginning in April 2007, provided the recipient remains employed by the Company.  Messrs. Whitener, Uselton and Winn have sole voting rights over all their Restricted Stock shares but have disposition rights over only those Restricted Stock shares from which restrictions have been removed.

(8)           Information based on a Schedule 13G filed with the Securities and Exchange Commission (the “SEC”) on January 25, 2007.

(9)           Information based on a Schedule 13G filed with the SEC on January 22, 2007.

(10)         Information based on a Schedule 13G filed with the SEC on February 14, 2007.

Depositories such as The Depository Trust Company (Cede & Company) as of April 9, 2007 held, in the aggregate, more than five percent (5%) of the Company’s then outstanding Common Stock voting shares.  The Company understands that such depositories hold such shares for the benefit of various participating brokers, banks, and other institutions which are entitled to vote such shares according to the instructions of the beneficial owners thereof.  The Company has no reason to believe that any of such beneficial owners hold more than five percent (5%) of the Company’s outstanding voting securities.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent (10%) of the Company’s Common Stock, to file with the SEC certain reports of beneficial ownership of Common Stock.  Based solely on copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that all applicable Section 16(a) filing requirements were complied with by its directors, officers, and ten percent (10%) shareholders during the last fiscal year.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS;
INDEPENDENT DIRECTORS

The Board of Directors has an Executive Committee comprised of Messrs. McInnes, Barrett, and Gardner, an Audit Committee comprised of Messrs. McInnes, Gardner, and Hurtt, and a Stock Option Committee comprised of Messrs. McInnes, Barrett, and Gardner.

The Executive Committee, which met one (1) time in 2006, is charged by the Company’s bylaws with the responsibility of exercising such authority of the Board of Directors as is specifically delegated to it by the Board, subject to certain limitations contained in the bylaws.

The Audit Committee, which was formed in December 1997, conducted eight (8) meetings in 2006.  The purpose and functions of the Audit Committee are to appoint or terminate the independent auditors; evaluate and determine compensation of the independent auditors; review the scope of the audit proposed by the independent auditors; review year-end financial statements prior to issuance; consult with the independent auditors on matters relating to internal financial controls and procedures; and make appropriate reports and recommendations to the Board of Directors.

The Stock Option Committee had one meeting during 2006. The Stock Option Committee is responsible for awarding stock options to key employees or individuals who provide substantial advice or other assistance to the Company so that they will apply their best efforts for the benefit of the Company.

The Company does not have a compensation committee at this time because the Board of Directors believes that it adequately performs the functions of a compensation committee.

The Company does not have a standing Nominating Committee, and nominations for directors are made by the Company’s independent directors.  The Board of Directors believes that, considering the size of the Company and the Board of Directors, nominating decisions can be made effectively on a case-by-case basis by the Board of Directors.

During the fiscal year ended December 31, 2006, the Board of Directors held five (5) special meetings in addition to its regular meeting.  All of the Directors listed herein attended 75% or more of the total meetings of the Board and of the committees on which they serve.

The Board of Directors has determined that the following four directors have no material relationship with the Company that would interfere with the exercise of independent judgment and are therefore independent directors of the Company:  Allen T. McInnes, Herbert M. Gardner, Edward L. Flynn, and William C. Hurtt, Jr.

REPORT OF THE AUDIT COMMITTEE

The responsibilities of the Audit Committee, which are set forth in the Audit Committee Charter adopted by the Board of Directors, include providing oversight to the Company’s financial reporting process through periodic meetings with the Company’s independent auditors and management to review accounting, auditing, internal controls, and financial reporting matters. The members of the Audit Committee are independent as defined in Section 121(A) of the American Stock Exchange listing standards (which is the national securities exchange definition of “independent” the Audit Committee has chosen to use as required under Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934 (the “1934 Act”)).  All members of the Audit Committee are financially literate and are able to read and understand fundamental financial statements, including a balance sheet, income statement, and cash flow statement. The Board of Directors has determined that Mr. McInnes qualifies as an “Audit Committee Financial Expert” as defined in Section 229.401(h) of the 1934 Act, and his experience and background are described above under the heading “Election of Directors.”  The management of the Company is responsible for the preparation and integrity of the financial reporting information and related systems of internal controls. The Audit Committee, in carrying out its role, relies on the Company’s senior management, including senior financial management, and its independent auditors. The Audit Committee has the authority and available funding to engage any independent legal counsel and any accounting or other expert advisors as necessary to carry out its duties.

We have reviewed and discussed with senior management the Company’s audited financial statements included in the 2006 Annual Report to Shareholders. Management has confirmed to us that such financial statements (i) have been prepared with integrity and objectivity and are the responsibility of management, and (ii) have been prepared in conformity with accounting principles generally accepted in the United States of America.

We have discussed with Lane Gorman Trubitt, L.L.P., the Company’s independent accountants, the matters required to be discussed by Statement of Auditing Standards (“SAS”) No. 61, “Communications with Audit Committees.” SAS No. 61 requires the Company’s independent accountants to provide us with additional information regarding the scope and results of their audit of the Company’s financial statements, including with respect to (i) their responsibility under auditing standards generally accepted in the United States of America, (ii) significant accounting policies, (iii) management judgments and estimates, (iv) any significant audit adjustments, (v) any disagreements with management, and (vi) any difficulties encountered in performing the audit.

We have received from Lane Gorman Trubitt, L.L.P. a letter providing the disclosures required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” with respect to any relationships between Lane Gorman Trubitt, L.L.P. and the Company that in their professional judgment may reasonably be thought to bear on their independence.  Lane Gorman Trubitt, L.L.P. has discussed its independence with us and has confirmed in such letter that, in its professional judgment, it is independent of the Company within the meaning of the federal securities laws.

Based on the review and discussions described above with respect to the Company’s audited financial statements included in the Company’s 2006 Annual Report to Shareholders, we have recommended to the Board of Directors that such financial statements be included in the Company’s Annual Report on Form 10-KSB for filing with the Securities and Exchange Commission.

As specified in the Audit Committee Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and in accordance with accounting principles generally accepted in the United States of America. That is the responsibility of management and the Company’s independent accountants. In giving our recommendation to the Board of Directors, we have relied on (i) management’s representation that such financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles, and (ii) the report of the Company’s independent accountants with respect to such financial statements.

The Audit Committee:

Allen T. McInnes, Chairman

Herbert M. Gardner

William C. Hurtt, Jr.

Audit and Non-Audit Fees

The following table presents the aggregate fees billed by the Company’s current independent accountants, Lane Gorman Trubitt, L.L.P., for professional services rendered for the audits of our annual financial statements and audit-related fees, tax fees, and all other fees for the fiscal years ended December 31, 2006 and 2005, as compiled on an invoice-date basis:

	2006	2005
Audit fees (1)	$87,020	$43,155
Audit-related fees (2)	—	39,007
Tax fees (3)	46,288	36,982
All other fees	—	—
Total fees	$133,308	$119,144

(1)                  Audit fees for professional services rendered in connection with the audit of the Company’s annual financial statements for the fiscal years ended December 31, 2006 and 2005, and the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-QSB for each of those years.

(2)                  Audit-Related Fees in 2005 were in connection with the filing by the Company of a Form SB-2.

(3)                  Tax Fees consist of fees for professional services rendered to the Company for tax compliance.

The Audit Committee has the sole authority to authorize all audit and non-audit services to be provided by the independent accountants engaged to conduct the annual audit of the Company’s financial statements.  In addition, the Audit Committee has adopted pre-approval policies and procedures that are detailed as to each particular service to be provided by the independent auditors, and such policies and procedures do not permit the Audit Committee to delegate its responsibilities under the 1934 Act to management.  The Audit Committee pre-approved fees for all audit and non-audit services provided by the independent audit firm during the fiscal years ended December 31, 2006 and 2005.

The Audit Committee has advised the Company that it has determined that the non-audit services rendered by the Company’s independent accountants during the year ended December 31, 2006, were compatible with maintaining the independence of such accountants.

Code of Ethics

The Company has adopted a Code of Ethics that applies to the Company’s executive officers and directors, including the Company’s principal executive officer and principal financial and accounting officer.  A copy of the Code of Ethics may be obtained without charge by written request to the Company as follows:  TGC Industries, Inc., 101 Park Blvd., Suite 955, Plano, Texas 75074, Attn: Kenneth W. Uselton, Secretary.

EXECUTIVE COMPENSATION

The table below sets forth on an accrual basis all cash and cash equivalent remuneration paid by the Company during 2006, to the Company’s chief executive officer and the Company’s two most highly compensated executive officers, other than the chief executive officer, who were serving as executive officers at the end of 2006 (the “named executive officers”).

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)(2)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Wayne A. Whitener	2006	175,000	175,000	77,396	44,158	-0-	-0-	17,326	367,326
President and CEO

Daniel G. Winn	2006	113,521	30,000	28,379	4,958	-0-	-0-	10,184	153,705
Vice President

Kenneth W. Uselton	2006	78,751	18,000	23,226	4,725			4,644	101,395
Secretary and Treasurer

(1)          The amounts in columns (e) and (f) reflect the dollar amounts recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with FAS 123(R) of awards pursuant to the Company’s 1999 Stock Option Plan and 2006 Stock Awards Plan and thus include amounts from awards granted in 2006.  Assumptions used in the calculation of these amounts are included in Note B of the Company’s financial statements for the fiscal year ended December 31, 2006, in the Company’s Annual Report on Form 10-KSB filed with the Securities and Exchange Commission on March 28, 2007.

(2)          Includes (in addition to certain perquisites and personal benefits) the Company’s matching contribution to its Section 401(k) Retirement Plan.

ALL OTHER COMPENSATION

The following table describes each component of column (i) of the Summary Compensation Table.

	Car	Insurance	401k	Club	Tax
	Allowance ($)	Premium ($)	Match ($)	Membership ($)	Prep ($)	Total ($)

Wayne A. Whitener	5,928	516	6,600	4,007	275	17,326

Daniel G. Winn	3,514	276	4,411	1,983	—	10,184

Kenneth W. Uselton	2,150	772	1,722	—	—	4,644

Narrative Disclosure to Summary Compensation Table

Employment Agreement

Effective August 1, 2005, the Company entered into an employment agreement with Mr. Whitener through July 31, 2007.  The terms of the employment agreement provide for an annual base salary of $175,000 per year and a discretionary bonus up to the annual base salary.  Upon termination of Mr. Whitener by the Company other than for cause, which includes for a change in control, Mr. Whitener would receive the remaining portion of his salary through July 31, 2007, plus the maximum bonus.  If Mr. Whitener is terminated by the Company for cause or if he terminates his employment for any reason, Mr. Whitener will not receive any future payments under the agreement other than any amounts accrued to him as of the date of termination.  In addition, the agreement contains a confidentiality provision that is effective during and after his employment with the Company and a non-competition provision that is effective for one year after the termination of Mr. Whitener’s employment for any reason, other than for a change of control of the company.

401(k) Plan

In 1987, the Company implemented a 401(k) salary deferral plan (the “Plan”) which covers all employees who have reached the age of 20-1/2 years and have been employed by the Company for at least one year.  The covered employees may elect to have an amount deducted from their wages for investment in a retirement plan.  The Company has the option, at its discretion, to make contributions to the Plan.  Since the implementation of the Plan, and through 1998, the Company has used different combinations of matching contributions.  As of January 1, 1999, the Company determined to make a contribution to the Plan equal to 50% of each participant’s salary reduction contributions to the Plan up to 6% of the participant’s compensation.  The total amount of the Company’s contribution during 2006 for the named executive officers of the Company was as follows:  Wayne A. Whitener - $6,600; Daniel G. Winn - $4,411; and Kenneth W. Uselton — $1,722.

Outstanding Equity Awards at Fiscal Year End

The following table provides information about the holdings of stock options and restricted stock by the named executive officers at December 31, 2006.

Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market Payout Value of Unearned Shares or Other Rights That Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Wayne A. Whitener	17,499	—	—	0.76	2/20/2009	—	—	—	—
	17,500	35,000	—	5.08	6/7/2010	—	—	—	—
	—	—	—	—	—	—	—	30,000	252,000

Daniel G. Winn	8,400	—	—	0.76	2/20/2009	—	—	—	—
	1,750	3,500	—	5.08	6/7/2010	—	—	—	—
	—	—	—	—	—	—	—	11,000	92,400

Kenneth W. Uselton	6,300	—	—	0.76	2/20/2009	—	—	—	—
	1,750	3,500	—	5.08	6/7/2010	—	—	—	—
	—	—	—	—	—	—	—	9,000	75,600

Narrative Discussion to Outstanding Equity Awards at Fiscal Year End Table

Options/SAR Grants in Last Fiscal Year

During the year ended December 31, 2006, Mr. Whitener, the Company’s President and Chief Executive Officer, was awarded 30,000 shares of Restricted Stock; Mr. Winn the Company’s Vice President was awarded 11,000 shares of Restricted Stock; and Mr. Uselton, the Company’s Secretary and Treasurer was awarded 9,000 shares of Restricted Stock.  Restrictions on one-third (1/3) of these shares of Restricted Stock will be removed annually beginning in April 2007, provided the recipient remains employed by the Company.  Messrs. Whitener, Uselton and Winn have sole voting rights over all their shares of Restricted Stock but have disposition rights over only those shares of Restricted Stock from which restrictions have been removed.  There were no stock options or stock appreciation rights granted to any of the executive officers of the Company in 2006.

Stock Option Plans

1999 Stock Option Plan

On December 14, 1999, the Company’s Board of Directors approved and adopted the Company’s 1999 Stock Option Plan (the “1999 Plan”).  At the 2000 Annual Meeting, the Company’s shareholders approved the 1999 Plan.  The following paragraphs summarize certain provisions of the 1999 Plan and are qualified in their entirety by reference thereto.

The 1999 Plan provides for the granting of options (collectively, the “1999 Options”) to purchase shares of the Company’s Common Stock to certain key employees of the Company and/or its affiliates, and certain individuals who are not employees of the Company or its affiliates but who from time to time provide substantial advice or other assistance or services to the Company and/or its affiliates.  The 1999 Plan authorizes the granting of options to acquire up to 300,000 shares of Common Stock, subject to certain adjustments described below, to be outstanding at any time.  Subject to such limitations, there is no limit on the absolute number of awards that may be granted during the life of the 1999 Plan.  As of April 9, 2007, options to acquire 298,859 shares of Common Stock have been issued or are issuable upon the exercise of outstanding stock options, leaving 1,141 shares currently available for future issuance under the 1999 Plan.  During 2000, 169,000 options were granted under the Company’s 1999 Plan to directors, officers and employees of the Company.  During 2001, 2002 and 2003, no stock options were granted under the Company’s 1999 Stock Option Plan.  During 2004, 100,000 options were granted under the Company’s 1999 Stock Option Plan.  During 2005, 65,859 options were granted under the Company’s 1999 Plan.  During 2006, no options were granted under the Company’s 1999 Plan.  After adjustment for the 5% stock dividend, paid in April 2006, granted stock options under the 1999 Plan covering 124,663 shares were outstanding at December 31, 2006.

Authority to administer the 1999 Plan has been delegated to a committee (the “Committee”) of the Board of Directors.  Except as expressly provided by the 1999 Plan, the Committee has the authority, in its discretion, to award 1999 Options and to determine the terms and conditions (which need not be identical) of such 1999 Options, including the persons to whom, and the time or times at which, 1999 Options will be awarded, the number of 1999 Options to be awarded to each such person, the exercise price of any such 1999 Options, and the form, terms and provisions of any agreement pursuant to which such 1999 Options will be awarded.  The 1999 Plan also provides that the Committee may be authorized by the Board of Directors to make cash awards as specified by the Board of Directors to the holder of a 1999 Option in connection with the exercise thereof.  Subject to the limitation set forth below, the exercise price of the shares of stock covered by each 1999 Option will be determined by the Committee on the date of the award.

Unless a Holder’s option agreement provides otherwise, the following provisions will apply to exercises by the Holder of his or her option: No options may be exercised during the first twelve months following grant.  During the second year following the date of grant, options covering up to one-third of the shares covered thereby may be exercised, and during the third year options covering up to two-thirds of such shares may be exercised.  Thereafter, and until the options expire, the optionee may exercise options covering all of the shares.  Persons over sixty-five on the date of grant may exercise options covering up to one-half of the shares during the first year and thereafter may exercise all optioned shares.  Subject to the limitations just described, options may be exercised as to all or any part of the shares covered thereby on one or more occasions, but, as a general rule, options cannot be exercised as to less than one hundred shares at any one time.

The exercise price of the shares of stock covered by each incentive stock option (“ISO”), within the meaning of Sec. 422 of the Internal Revenue Code of 1986, as amended (the “Code”), will not be less than the fair market value of stock on the date of award of such ISO, except that an ISO may not be awarded to any person who owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, unless the exercise price is at least one hundred ten percent (110%) of the fair market value of the stock at the time the ISO is awarded, and the ISO is not exercisable after the expiration of five years from the date it is awarded.

The exercise price of the shares of Common Stock covered by each 1999 Option that is not an ISO, Nonstatutory Stock Option (“NSO”), will not be less than fifty percent (50%) of the fair market value of the stock on the date of award.

Payment for Common Stock issued upon the exercise of a 1999 Option may be made in cash or, with the consent of the Committee, in whole shares of Common Stock owned by the holder of the 1999 Option for at least six months prior to the date of exercise or, with the consent of the Committee, partly in cash and partly in such shares of Common Stock.  If payment is made, in whole or in part, with previously owned shares of Common Stock, the Committee may issue to such holder a new 1999 Option for a number of shares equal to the number of shares delivered by such holder to pay the exercise price of the previous 1999 Option having an exercise price equal to not less than one hundred percent (100%) of the fair market value of the Common Stock on the date of such exercise.  A 1999 Option so issued will not be exercisable until the later of the date specified in an individual option agreement or six months after the date of grant.

In addition, the 1999 Plan provides two methods for the cashless exercise of options.  Under the Sale Method, with the consent of the Committee, payment in full of the exercise price of the option may be made through the Company’s receipt of a copy of instructions to a broker directing such broker to sell the stock for which the option is being exercised, to remit to the Company an amount equal to the aggregate exercise price of such option, with balance being remitted to the holder.  Under the Net Method, with consent of the Committee, payment in full of the exercise price of the option may be made based on written instructions received from the holder, by Company’s issuance to the holder of that number of shares of stock having a fair market value equal to only the “profit portion” of his, her, or its option (i.e. the excess of the then fair market value of the stock over the holder’s exercise price).

The duration of each 1999 Option will be for such period as the Committee determines at the time of award, but not for more than ten years from the date of the award in the case of an ISO, and in either case may be exercised in whole or in part at any time or only after a period of time or in installments, as determined by the Committee at the time of award, except that after the date of award, the Committee may accelerate the time or times at which a 1999 Option may be exercised.

In the event of any change in the number of outstanding shares of Common Stock effected without receipt of consideration therefor by the Company, by reason of a stock dividend, or split, combination, exchange of shares or other recapitalization, merger, or otherwise, in which the Company is the surviving corporation, the aggregate number and class of reserved shares, the number and the class of shares subject to each outstanding 1999 Option, and the exercise price of each outstanding 1999 Option shall be automatically adjusted accurately and equitably to reflect the effect thereon of such change.  Unless a holder’s option agreement provides otherwise, a dissolution or liquidation of the Company, certain mergers or consolidations in which the Company is not the surviving corporation, or certain transactions in which another corporation becomes the owner of fifty percent (50%) or more of the total combined voting power of all classes of stock of the Company, shall cause such holder’s 1999 Options then outstanding to terminate, but such holder shall have the right, immediately prior to such transaction, to exercise such 1999 Options without regard to the determination as to the periods and installments of exercisability made pursuant to such holder’s option agreement if (and only if) such options have not at that time expired or been terminated.

The 1999 Plan will terminate on December 14, 2009, or on such earlier date as the Board of Directors may determine.  Any stock options outstanding at the termination date will remain outstanding until they have been exercised, terminated, or have expired.

The 1999 Plan may be terminated, modified, or amended by the Board of Directors at any time without further shareholder approval, except that shareholder approval is required for any amendment that: (a) changes the number of shares of Common Stock subject to the 1999 Plan, (b) changes the designation of the class of employees eligible to receive 1999 Options, (c) decreases the price at which ISOs may be granted, (d) removes the administration of the 1999 Plan from the Committee, or (e) without the consent of the affected holder, causes the ISOs granted under the 1999 Plan and outstanding at such time that satisfied the requirements of Sec. 422 of the Code to no longer satisfy such requirements.

2006 Stock Awards Plan

On March 30, 2006, the Company’s Board of Directors approved and adopted the Company’s 2006 Stock Awards Plan (the “2006 Plan”).  At the 2006 Annual Meeting, the Company’s shareholders approved the 2006 Plan.  The following paragraphs summarize certain provisions of the 2006 Plan and are qualified in their entirety by reference thereto.

Description of the 2006 Plan

Effective Date and Expiration

The 2006 Plan became effective on March 30, 2006, and will terminate on March 29, 2016.  No award may be made under the 2006 Plan after its expiration date, but awards made prior thereto may extend beyond that date.

Share Authorization

Subject to certain adjustments, the number of the Company’s common shares that may be issued pursuant to awards under the 2006 Plan is 1,000,000 shares.  Shares are counted only to the extent they are actually issued.  If shares are issued and reacquired by the Company, such shares are available for issuance under the 2006 Plan.  Shares tendered in payment of the purchase price of an award, to satisfy tax withholding obligations, or shares covered by an award that is settled in cash, are available for awards under the 2006 Plan.

A maximum of 80,000 shares may be granted in any one year in the form of any award to any one participant, of which a maximum of (i) 50,000 shares may be granted to a participant in the form of stock options and (ii) 30,000 shares may be granted to a participant in the form of restricted stock.

During the year ended December 31, 2006, 96,500 shares of restricted stock were awarded to employees of the Company under the 2006 Plan.  No stock options were granted under the 2006 Plan during the year ended December 31, 2006.

Administration

The 2006 Plan is administered by a committee of the Board of Directors (the “Committee”).  Currently, the Committee is comprised of three directors.  The Committee may delegate its duties to a subcommittee as provided in the 2006 Plan.  The Committee will determine the persons to whom awards are to be made, determine the type, size, and terms of awards, interpret the 2006 Plan, establish and revise rules and regulations relating to the 2006 Plan, and make any other determinations that it believes necessary for the administration of the 2006 Plan.

Eligibility

Employees (including any employee who is also a director or an officer) and outside directors of the Company or its subsidiaries whose judgment, initiative, and efforts contributed to or may be expected to contribute to the successful performance of the Company are eligible to participate in the 2006 Plan.

Stock Options

The Committee may grant either incentive stock options qualifying under Section 422 of the Code or non-qualified stock options.  Recipients of stock options may pay the option exercise price in:  (i) cash, check, bank draft, or money order payable to the order of the Company; (ii) by delivering to the Company common shares already owned by the participant having a fair market value equal to the aggregate option exercise price and that the participant has not acquired from the Company within six months prior to the exercise date; (iii) by delivering to the Company or its designated agent an executed irrevocable option exercise form together with irrevocable instructions from the participant to a broker or dealer, reasonably acceptable to the Company, to sell certain of the common shares purchased upon the exercise of the option or to pledge such shares to the broker as collateral for a loan from the broker and to deliver to the Company the amount of sale or loan proceeds necessary to pay the purchase price; and (iv) by any other form of valid consideration that is acceptable to the Committee in its sole discretion.

Stock options will be exercisable as set forth in the option agreements pursuant to which they are issued, but in no event will stock options be exercisable after the expiration of ten (10)

years from the date of grant.  Options are not transferable other than by will or the laws of descent and distribution, except that the Committee may permit further transferability of a non-qualified stock option and, unless otherwise provided in the option agreement, a non-qualified stock option may be transferred to: one or more members of the immediate family of the participant; a trust for the benefit of one or more members of the immediate family of the participant; a partnership, the sole partners of which are the participant, members of the immediate family of the participant, and one or more family trusts; or a foundation in which the participant controls the management of the assets.

Restricted Stock and Common Stock

Restricted stock consists of shares that are transferred or sold by the Company to a participant, but are subject to substantial risk of forfeiture and to restrictions on their sale or other transfer by the participant.  Common Stock consists of shares that are transferred or sold by the Company to a participant without restriction and not subject to a substantial risk of forfeiture.  The Committee determines the eligible participants to whom, and the time or times at which, grants of restricted stock and/or common stock will be made, the number of shares to be granted, the price to be paid, if any, the time or times within which the shares covered by such grants will be subject to forfeiture, the time or times at which the restrictions will terminate, and all other terms and conditions of the grants.  Restrictions or conditions could include, but are not limited to, and grants can be made subject to the attainment of performance goals (as described below), continuous service with the Company, the passage of time or other restrictions or conditions.

Performance Goals

Awards of restricted stock or common stock under the 2006 Plan may be made subject to the attainment of performance goals within the meaning of Section 162(m) of the Code that consist of one or more or any combination of the following criteria:  sales; ratio of debt to debt plus equity; net borrowing, credit quality or debt ratings; profit before tax; economic profit; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; gross margin; earnings per share (whether on a pre-tax, after-tax, operational or other basis); operating earnings; capital expenditures; expenses or expense levels; economic value added; ratio of operating earnings to capital spending or any other operating ratios; free cash flow; net profit; net sales; net asset value per share; the accomplishment of mergers, acquisitions, dispositions, public offerings, or similar extraordinary business transactions; sales growth; price of the Company’s Common Stock; return on assets, equity or shareholders’ equity; market share; inventory levels, inventory turn or shrinkage; or total return to shareholders (“Performance Criteria”).  Any Performance Criteria may be used to measure the performance of the Company as a whole or any business unit of the Company and may be measured relative to a peer group or index.  Any Performance Criteria may include or exclude:  (i) extraordinary, unusual, and/or non-recurring items of gain or loss; (ii) gains or losses on the disposition of a business; (iii) changes in tax or accounting regulations or laws; or (iv) the effect of a merger or acquisition, as identified in the Company’s quarterly and annual earnings releases.  In all other respects, Performance Criteria shall be calculated in accordance with the Company’s financial statements, under generally accepted accounting principles, or under a methodology established by the Committee prior to the issuance of an Award which is consistently applied and identified in the audited financial statements, including footnotes, or the Management Discussion and Analysis section of the Company’s Annual Report on Form 10-KSB.  However, the Committee may not in

any event increase the amount of compensation payable to an individual upon the attainment of a performance goal.

Adjustments Upon Changes in Capitalization

The number of common shares subject to an award may be adjusted by the Committee, in the manner it deems equitable, in the event that the Committee determines that any dividend or other distribution, recapitalization, stock split, reverse stock split, rights offering, reorganization, merger, consolidation, split-up, split-off, combination, subdivision, repurchase, or exchange of the common shares or other securities, issuance of warrants, or other rights to purchase common shares, or other similar corporate transaction or event affects the common shares such that the Committee determines that an adjustment is appropriate to prevent the dilution or enlargement of the benefits or potential benefits intended to be made available under the 2006 Plan.

Amendment or Discontinuance of the 2006 Plan

The Board of Directors of the Company may, at any time and from time to time, without the consent of the participants, alter, amend, revise, suspend, or discontinue the 2006 Plan; provided, however, that:  (i) no amendment that requires shareholder approval in order for the 2006 Plan and any awards under the 2006 Plan to continue to comply with Sections 162(m), 421, and 422 of the Code or any applicable requirements of any securities exchange or inter-dealer quotation system on which the Company’s stock is listed or traded, shall be effective unless such amendment is approved by the requisite vote of the Company’s shareholders entitled to vote on the amendment; and (ii) unless required by law, no action by the Board of Directors of the Company regarding amendment or discontinuance of the 2006 Plan may adversely affect any rights of any participants or obligations of the Company to any participants with respect to any outstanding award under the 2006 Plan without the consent of the affected participant.

Plan Benefits

Future benefits under the 2006 Plan are not currently determinable.

Federal Income Tax Consequences

The following is a brief summary of certain federal income tax consequences relating to the transactions described under the 1999 Plan and the 2006 Plan as set forth below.  This summary does not purport to address all aspects of federal income taxation and does not describe state, local, or foreign tax consequences.  This discussion is based upon provisions of the Code and the treasury regulations issued thereunder (the “Treasury Regulations”), and judicial and administrative interpretations under the Code and Treasury Regulations, all as in effect as of the date hereof, and all of which are subject to change (possibly on a retroactive basis) or different interpretation.

New Law Affecting Deferred Compensation

In 2004, a new Section 409A was added to the Code to regulate all types of deferred compensation.  If the requirements of Section 409A of the Code are not satisfied, deferred compensation and earnings thereon will be subject to tax as it vests, plus an interest charge at the underpayment rate plus a 1% and a 20% penalty tax.  Certain stock options and certain types of restricted stock are subject to Section 409A of the Code.

Incentive Stock Options

A participant will not recognize income at the time an incentive option is granted.  When a participant exercises an incentive option, a participant also generally will not be required to recognize income (either as ordinary income or capital gain).  However, to the extent that the fair market value (determined as of the date of grant) of the common shares with respect to which the participant’s incentive options are exercisable for the first time during any year exceeds $100,000, the incentive options for the common shares over $100,000 will be treated as nonqualified options, and not incentive options, for federal tax purposes, and the participant will recognize income as if the incentive options were nonqualified options.

In addition to the foregoing, if the fair market value of the common shares received upon exercise of an incentive option exceeds the exercise price, then the excess may be deemed a tax preference adjustment for purposes of the federal alternative minimum tax calculation.  The federal alternative minimum tax may produce significant tax repercussions depending upon the participant’s particular tax status.

The tax treatment of any common shares acquired by exercise of an incentive option will depend upon whether the participant disposes of his or her shares prior to two years after the date the incentive option was granted or one year after the common shares were transferred to the participant (referred to as the “Holding Period”).  If a participant disposes of common shares acquired by exercise of an incentive option after the expiration of the Holding Period, any amount received in excess of the participant’s tax basis for such shares will be treated as short-term or long-term capital gain, depending upon how long the participant has held the common shares.  If the amount received is less than the participant’s tax basis for such shares, the loss will be treated as short-term or long-term capital loss, depending upon how long the participant has held the shares.

If the participant disposes of common shares acquired by exercise of an incentive option prior to the expiration of the Holding Period, the disposition will be considered a “disqualifying disposition.”  If the amount received for the common shares is greater than the fair market value of the common shares on the exercise date, then the difference between the incentive option’s exercise price and the fair market value of the common shares at the time of exercise will be treated as ordinary income for the tax year in which the “disqualifying disposition” occurs.  The participant’s basis in the common shares will be increased by an amount equal to the amount treated as ordinary income due to such “disqualifying disposition.”  In addition, the amount received in such “disqualifying disposition” over the participant’s increased basis in the common shares will be treated as capital gain.  However, if the price received for common shares acquired by exercise of an incentive option is less than the fair market value of the common shares on the exercise date and the disposition is a transaction in which the participant sustains a loss which otherwise would be recognizable under the Code, then the amount of ordinary income that the participant will recognize is the excess, if any, of the amount realized on the “disqualifying disposition” over the basis of the common shares.

Non-qualified Stock Options

A participant generally will not recognize income at the time a non-qualified option is granted.  When a participant exercises a non-qualified option, the difference between the option price and any higher market value of the common shares on the date of exercise will be treated as compensation taxable as ordinary income to the participant.  The participant’s tax basis for common shares acquired under a non-qualified option will be equal to the option price paid for such common shares, plus any amounts included in the participant’s income as compensation.  When a participant disposes of common shares acquired by exercise of a non-qualified option, any amount received in excess of the participant’s tax basis for such shares will be treated as short-term or long-term capital gain, depending upon how long the participant has held the common shares.  If the amount received is less than the participant’s tax basis for such shares, the loss will be treated as short-term or long-term capital loss, depending upon how long the participant has held the shares.

Special rule if option price is paid for in common shares

If a participant pays the exercise price of a non-qualified option with previously-owned shares of our common shares and the transaction is not a disqualifying disposition of common shares previously acquired under an incentive option, the common shares received equal to the number of common shares surrendered are treated as having been received in a tax-free exchange.  The participant’s tax basis and holding period for these common shares received will be equal to the participant’s tax basis and holding period for the common shares surrendered.  The common shares received in excess of the number of common shares surrendered will be treated as compensation taxable as ordinary income to the participant to the extent of their fair market value.  The participant’s tax basis in these common shares will be equal to their fair market value on the date of exercise, and the participant’s holding period for such shares will begin on the date of exercise.

If the use of previously acquired common shares to pay the exercise price of a non-qualified option constitutes a disqualifying disposition of common shares previously acquired under an incentive option, the participant will have ordinary income as a result of the disqualifying disposition in an amount equal to the excess of the fair market value of the common shares surrendered, determined at the time such common shares were originally acquired on exercise of the incentive option, over the aggregate option price paid for such common shares.  As discussed above, a disqualifying disposition of common shares previously acquired under an incentive option occurs when the participant disposes of such shares before the end of the Holding Period.  The other tax results from paying the exercise price with previously-owned shares are as described above, except that the participant’s tax basis in the common shares that are treated as having been received in a tax-free exchange will be increased by the amount of ordinary income recognized by the participant as a result of the disqualifying disposition.

Restricted Stock and Common Stock

A participant who receives Restricted Stock or shares of common stock generally will recognize as ordinary income the excess, if any, of the fair market value of the Common Stock or common shares granted as Restricted Stock at such time as the common shares are no longer subject to forfeiture or restrictions, over the amount paid, if any, by the participant for such common shares.  However, a participant who receives Restricted Stock may make an election under Section 83(b) of the Code within 30 days of the date of transfer of the common shares to recognize ordinary income on the date of transfer of the common shares equal to the excess of the fair market value of such shares (determined without regard to the restrictions on such common shares) over the purchase price, if any, of such shares.  If a participant does not make an election under Section 83(b) of the Code, then the participant will recognize as ordinary income any dividends received with respect to common shares.  At the time of sale of such shares, any gain or loss realized by the participant will be treated as either short-term or long-term capital gain (or loss) depending on the holding period.  For purposes of determining any gain or loss realized, the participant’s tax basis will be the amount previously taxable as ordinary income.

Federal Tax Withholding

Any ordinary income realized by a participant upon the exercise of an award is subject to withholding of federal, state and local income tax and to withholding of the participant’s share of tax under the Federal Insurance Contribution Act “FICA”) and the Federal Unemployment Tax Act (“FUTA”).

To satisfy federal income tax withholding requirements, we will have the right to require that, as a condition to delivery of any certificate for common shares, the participant remit to the Company an amount sufficient to satisfy the withholding requirements.  Alternatively, we may withhold a portion of the common shares (valued at fair market value) that otherwise would be issued to the participant to satisfy all or part of the withholding tax obligations.

Withholding does not represent an increase in the participant’s total income tax obligation, since it is fully credited toward his or her tax liability for the year.  Additionally, withholding does not affect the participant’s tax basis in the common shares.  Compensation income realized and tax withheld will be reflected on Forms W-2 supplied by the Company to employees by January 31 of the succeeding year.

Deferred compensation that is subject to Section 409A of the Code will be subject to certain federal income tax withholding and reporting requirements.  However, pursuant to IRS Notice 2005-94, the IRS has suspended these withholding and reporting requirements until further IRS guidance is issued.

Tax Consequences to the Company

To the extent that a participant recognizes ordinary income in the circumstances described above, we will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code, and is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Code.

Million Dollar Deduction Limit and Other Tax Matters

The Company may not deduct compensation of more than $1,000,000 that is paid to an individual who, on the last day of the taxable year, is either the Company’s chief executive officer or is among one of the four other most highly-compensated officers for that taxable year as reported in the Company’s proxy statement.  The limitation on deductions does not apply to certain types of compensation, including qualified performance-based compensation.  The Company does not anticipate that the total compensation paid to any individual employee of the Company, including stock options and restricted stock, will be more than $1,000,000 in any taxable year.

If an individual’s rights under the plan are accelerated as a result of a change in control and the individual is a “disqualified individual” under Section 280G of the Code, the value of any such accelerated rights received by such individual may be included in determining whether or not such individual has received an “excess parachute payment” under Section 280G of the Code, which could result in: (i) the imposition of a 20% Federal excise tax (in addition to Federal income tax) payable by the individual on the value of such accelerated rights; and (ii) the loss by the Company of a compensation deduction.

Director Compensation

The following table provides information about the compensation paid to the members of the Board of Directors during 2006.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)

Allen T. McInnes	18,000	—	—	—	—	—	18,000
Wayne A. Whitener	—	—	—	—	—	—	—
William J. Barrett	12,000	—	—	—	—	—	12,000
Herbert M. Gardner	18,000	—	—	—	—	—	18,000
Edward L. Flynn	10,000	—	—	—	—	—	10,000
William C. Hurtt, Jr.	16,250	—	—	—	—	—	16,250

Narrative Discussion to Director Compensation Table

At the Company’s Regular Meeting of the Board of Directors, held on June 7, 2005, the Board approved the following fees for each of its outside directors:  Annual cash fees of $6,000; $500 for each Board meeting attended that is less than thirty minutes in duration; and $1,000 for each Board meeting that is in excess of thirty minutes.  In addition, the Chairmen of the Audit Committee and the Stock Option Committee receive $1,000 for each meeting attended, and each Committee member receives $750 for each meeting attended.

At a special Board of Directors meeting held on February 22, 2007, the Board approved fees with an annual value of $60,000 for its outside directors.  This will be paid in the form of cash and Company stock options.  Each outside director will receive quarterly cash payments of $5,000 and stock options with an annual value of $30,000.  The stock options will vest 50% upon receipt and 50% one year later.  In addition, each outside director will receive $1,500 for each board meeting attended, $750 for each committee meeting attended, and $10,000 annually to the Chairman of the Audit Committee.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND
CERTAIN CONTROL PERSONS

The Company did not engage in any transaction during the 2006 fiscal year, and does not currently propose to enter into any transaction, in which any related person had or will have a direct or indirect material interest and which involves the lesser of $120,000 or one percent of the average of the Company’s total assets for the last three complete fiscal years.

TRANSACTIONS WITH MANAGEMENT

During a period beginning in 1999 and ending in 2003, the Company did not have adequate financial strength to enable it to obtain from independent sources financing needed to enable the Company to sustain operations.  With no other financial sources available, on several different occasions during this period of time certain of the Company’s directors both made direct loans to the Company and agreed to provide the Company with needed lines of credit.  In connection with these loans and lines of credit, the Company issued stock purchase warrants.  When the Company completed in October 2005 a public offering of common stock, the Company used a portion of the proceeds received to purchase the warrants from these directors.  Financial advisors to the Company had suggested that this would simplify the Company’s capitalization thereby allowing investors to better understand the Company’s earnings per share calculations.  The purchase price of these warrants was equal to the public offering price of the Company’s common stock less the total of the exercise price of each warrant and each warrant’s proportionate share of the underwriting discounts and commissions (such proportionate share being based on the “in the money” value of each warrant).

PROPOSAL NO. 2

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors has appointed Lane Gorman Trubitt, L.L.P. to serve as auditors of the Company.  It is not expected that a representative of Lane Gorman Trubitt, L.L.P. will be present at the shareholders’ meeting.  Proposal No. 2 is for the ratification of the selection of Lane Gorman Trubitt, L.L.P. as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2007.

The Company’s Board of Directors recommends that you vote FOR Proposal No. 2.

OTHER MATTERS

The Company’s management knows of no other matters that may properly be, or which are likely to be, brought before the meeting.  However, if any other matters are properly brought before the meeting, the persons named in the enclosed proxy, or their substitutes, will vote in accordance with their best judgment on such matters.

SHAREHOLDER PROPOSALS

A shareholder proposal intended to be presented at the Company’s Annual Meeting of Shareholders in 2008 must be received by the Company at its principal executive offices in Plano, Texas on or before January 5, 2008 in order to be included in the Company’s proxy statement and form of proxy relating to that meeting.  Any shareholder wishing to bring any other item before an Annual Meeting of Shareholders, other than proposals intended to be included in the proxy materials and nominations for directors, must notify the Corporate Secretary of such fact not less than 45 nor more than 90 days before the date of the annual meeting.  For our 2008 annual meeting, we must receive such notice between February 4, 2008 and March 20, 2008.

FINANCIAL STATEMENTS

Financial statements of the Company are contained in the Annual Report to Shareholders for the fiscal year ended December 31, 2006 enclosed herewith.

By Order of the Board of Directors

/s/ Kenneth W. Uselton

Plano, Texas
May 4, 2007

COMMON STOCK PROXY

TGC INDUSTRIES, INC.

Proxy Solicited on Behalf of the Board of Directors for the
Annual Meeting of Shareholders, June 5, 2007

The undersigned hereby appoint(s) Kenneth W. Uselton or Wayne A. Whitener, each with full power of substitution, as proxies, to vote all Common Stock in TGC Industries, Inc. which the undersigned would be entitled to vote on all matters which may come before the Annual Meeting of the Shareholders of the Company to be held on June 5, 2007, and any adjournments thereof.

THE PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR PROPOSAL NO. 2.

(Continued and to be signed on the reverse side.)

14475

ANNUAL MEETING OF SHAREHOLDERS OF

TGC INDUSTRIES, INC.

June 5, 2007

COMMON STOCK PROXY

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

¯ Please detach along perforated line and mail in the envelope provided. ¯

20630000000000000000 6	060507

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL NO. 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. ELECTION OF DIRECTORS OF THE COMPANY

NOMINEES:
☐	FOR ALL NOMINEES	☐	Wayne A. Whitener
		☐	William J. Barrett
☐	WITHHOLD AUTHORITY	☐	Herbert M. Gardner
	FOR ALL NOMINEES	☐	Allen T. Mclnnes
		☐	Edward L. Flynn
☐	FOR ALL EXCEPT	☐	William C. Hurtt, Jr.
(See instructions below)

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next io each nominee you wish to withhold, as shown here: •

	FOR	AGAINST	ABSTAIN
2. RATIFICATION OF SELECTION OF LANE GORMAN TRUBITT, L.L.P. AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	☐	☐	☐

Returned proxy forms when properly executed will be voted: (1) as specified on the matters listed above; (2) in accordance with the Directors’ recommendations where a choice is not specified; and (3) in accordance with the judgment of the proxies on any other matters that may properly come before the meeting.

PLEASE COMPLETE, SIGN, DATE AND RETURN THE CARD PROMPTLY.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporaton, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by authorized person.